PROJECT MONDAY


                                              AUGUST 3, 1998
                                              CONFIDENTIAL

AGENDA


     1. OVERVIEW OF PUBLIC MARKET VALUATION AND DATA                   1
     2. OVERVIEW OF PROJECTIONS                                        5
     3. PRELIMINARY VALUATION ANALYSIS -- AS OF APRIL 28, 1998         9
     4. VALUATION UPDATE -- AS OF AUGUST 3, 1998                      27

OVERVIEW OF PUBLIC MARKET
VALUATION AND DATA

MONDAY STOCK PRICE PERFORMANCE

     MONDAY'S STOCK PRICE HAS EXPERIENCED SIGNIFICANT VOLATILITY ASSOCIATED LESS WITH ITS OPERATING PERFORMANCE THAN WITH OWNERSHIP CHANGES AND LITIGATION OUTCOMES. MONDAY'S STOCK WHICH WAS TRADING AROUND $18 TO $20 FOLLOWING A PERIOD OF POOR PERFORMANCE, HAS RECENTLY TRADED AS HIGH AS $23.75 FOLLOWING DOW'S ANNOUNCEMENT.

          DAILY DATA -- 7/1/97 THROUGH 7/31/98

          [graph plot points to follow]

          Monday: Price (left axis)
          Monday: Volume (right axis)

     (a)  1/6/98    Monday announces joint-venture with J.G. Boswell that
                    will be called Phylogen Seed Company.
     (b)  1/16/98   Dow Chemical raises Monday stake to 62.9%.
     (c)  2/3/98    Monday loses $70.2mm patent suit against Monsanto.
     (d)  3/17/98   Pioneer Hi-Bred sells its remaining 2mm shares of Monday
                    to Dow AgroSciences for $20.06 per share.
     (e)  3/20/98   Monday is awarded $174.9mm in damages in a breach of
                    contract suit against the Monsanto Company.
     (f)  4/20/98   Monday acquires Dinamilho Carol Productos Agricolas, a
                    Brazilian seed corn producer.
     (g)  5/1/98    Dow Chemical makes announcement.
     (h)  6/30/98   Monday wins lawsuit against Monsanto. Monsanto
                    immediately appeals the decision.

STOCK PERFORMANCE

     MONDAY HAS UNDERPERFORMED BOTH ITS PEERS AND THE S&P 400.

          DAILY DATA -- 7/1/97 THROUGH 7/31/98

          [graph plot points to follow]

          Monday
          Custom Index: (ABTX, DKB, DLP, ELM, MTC, PHB)
          S&P Composite Average (400 Stocks)

MONDAY CORP. - WALL STREET COMMENTARY
                                                                                 PRICE     PRICE TARGET
WALL STREET COMMENTARY                                     RATING                TARGET         DATE         1998E EPS    1999E EPS

ING Baring Furman Selz (7/08/98)


"While we believe it is possible that Dow could raise its offer    Hold         NA            NA           ($0.95)      ($0.04)
above $20.50/share, we do not believe Monday shares at $23 3/8 present an attractive investment opportunity. We retrieve our
HOLD rating."
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Morgan Grenfell. (4/15/98)

"By 2002 Monday could have a meaningful seed business with sales   Bay         $35            NA           ($0.75)       $0.10
of $500 million (more than double the level we are anticipating for FY98). By then, Monday should also have a meaningful cotton seed business, an area in which the company had no presence just last year. We think that Dow Agri-Sciences shares our view on
Monday, and that is why it continues to buy more shares, now owning 69% of Monday."
--------------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney (3/20/98)

"We continue to rate Monday a hold because it has not yet been     Hold        $24           4/99           ($0.40)       $0.01
able to secure high enough quality germ plasm and a sizeable enough market share to suggest that price will be driven by
fundamentals and has not yet convinced us that its technology position is increasing in value."
--------------------------------------------------------------------------------------------------------------------------------
IBEST Estimates (as of 7/16/98) # of Estimates: 1998: 8, 1999:6                                             ($0.51)       $0.06
--------------------------------------------------------------------------------------------------------------------------------
First Call Estimates (as of 7/9/98) # of Estimates:
1998: 8, 1999:6                                                                                             ($0.61)      ($0.04)
--------------------------------------------------------------------------------------------------------------------------------
Monday Estimates (a)                                                                                        ($0.39)       $0.02
--------------------------------------------------------------------------------------------------------------------------------
Base Case Estimates (a)                                                                                     ($0.46)(b)   ($0.19)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Calculated based on 37.9mm fully diluted shares.
(b)  Includes projected loss from write down of $12.0mm in 1998.

OVERVIEW OF PROJECTIONS

OVERVIEW OF PROJECTIONS

     TWO SETS OF PROJECTIONS HAVE BEEN UTILIZED IN THIS ANALYSIS, THE MONDAY AND THE BASE CASE PROJECTIONS:

     * The Monday Projections:
       ----------------------
       * Compiled by Monday management
       * Per Monday presentation to Dow AgroSciences ("DAS") Operating Committee (December 1997)
       * Revised from Monday Board approved 1998 5-year plan (Sept. 1997)
       * Detailed projections provided for both seed and intellectual property segments

     * Base Case:
       ---------
       * Based on Monday Projections
       * Reflects DAS Management's latest update to Monday projections
       * Monday's projections adjusted to reflect DAS assumptions regarding:
          * Monday's under performance for the year to date 1998
          * Weak competitive position
          * Lower corn market share gains
          * Product mix by corn product line
          * SARD expense levels
       * Detailed projections provided for both seed and intellectual property segments

PROJECTIONS COMPARISON

(Dollars in millions)

                             Budget                                     Projections
                              1998     1999     2000     2001     2002     2003     2004     2005     2006     2007     CAGR
REVENUES
Monday Projection            $220.5   $248.6   $278.0   $319.3   $372.5   $393.3   $447.6   $538.7   $601.9   $687.0   13.5%
  GROWTH                         --     12.8%    11.8%    14.9%    16.7%     5.6%    13.8%    20.3%    11.7%    14.1%
Base Case                     213.8    245.1    273.9    312.5    361.6    390.0    427.1    464.2    493.4    550.3   11.1%
  GROWTH                         --     14.7%    11.7%    14.1%    15.7%     7.8%     9.5%     8.7%     6.3%    11.5%

Difference                     (6.7)    (3.5)    (4.1)    (6.8)   (10.9)    (3.3)   (20.5)   (74.5)  (108.5)  (136.8)
  AS A % OF MONDAY              3.0%     1.4%     1.5%     2.1%     2.9%     0.8%     4.6%    13.8%    18.0%    19.9%

GROSS PROFIT
Monday Projection             $99.3   $115.7   $128.4   $141.8   $169.2   $190.4   $223.2   $279.5   $315.8   $373.1   15.8%
  MARGIN                       45.1%    46.5%    46.2%    44.4%    45.4%    48.4%    49.9%    51.9%    52.5%    54.3%
  GROWTH                         --     16.5%    11.0%    10.4%    19.3%    12.6%    17.2%    25.2%    13.0%    18.2%

Base Case                      94.5    104.7    114.6    128.3    154.1    173.7    197.8    224.5    241.7    282.1   12.9%
  MARGIN                       44.2%    42.7%    41.8%    42.6%    42.6%    44.5%    46.3%    48.4%    49.0%    51.3%
  GROWTH                         --     10.9%     9.4%    12.0%    20.2%    12.7%    13.9%    13.5%     7.7%    16.7%

Difference                     (4.9)   (11.0)   (13.8)   (13.5)   (19.0)   (16.7)   (25.4)   (55.1)   (74.1)   (91.0)
  AS A % OF MONDAY              4.9%     9.5%    10.8%     9.5%     8.9%     8.8%    11.4%    19.7%    23.5%    24.4%


  (CONTINUED ON NEXT PAGE)

(Dollars in millions except per share)

                             Budget                                     Projections
                              1998     1999     2000     2001     2002     2003     2004     2005     2006     2007
EBITDA
Monday Projection             $10.0    $17.7    $20.4    $20.6    $25.2    $25.2    $40.4    $75.4    $96.6   $128.7
  MARGIN                        4.5%     7.1%     7.4%     6.4%     6.8%     6.4%     9.0%    14.0%    16.0%    18.7%
  GROWTH                         --     77.3%    14.8%     1.0%    22.7%    (0.3%)   60.3%    86.8%    28.1%    33.2%

Base Case                      (1.9)     3.9     14.0     12.8     17.2     31.0     42.6     59.8     64.9     82.2
  MARGIN                       (0.9%)    1.6%     5.1%     4.1%     4.8%     8.0%    10.0%    12.0%    13.2%    14.9%
  GROWTH                         --       NM    260.1%    (8.1%)   34.3%    80.0%    37.2%    31.1%    16.4%    26.6%

Difference                    (11.9)   (13.9)    (6.4)    (7.8)    (8.0)     5.8      2.2    (19.6)   (31.6)   (46.5)
  AS A % OF MONDAY            119.3%    78.2%    31.5%    37.7%    31.8%    23.2%     5.5%    26.0%    32.8%    36.1%

EBIT
Monday Projection             ($2.2)    $3.8     $4.7     $3.9     $7.7     $9.3    $23.8    $58.3    $79.1   $112.1
  MARGIN                       (1.0%)    1.5%     1.7%     1.2%     2.1%     2.4%     5.3%    10.8%    13.1%    16.3%

Base Case                     (14.1)    (9.0)    (0.0)    (2.1)     1.5     16.9     27.7     40.3     49.1     67.2
  MARGIN                       (6.6%)   (3.7%)   (0.0%)   (0.7%)    0.4%     4.3%     6.5%     8.7%     9.9%    12.2%

Difference                    (11.9)   (12.8)    (4.7)    (6.0)    (6.3)     7.6      3.9    (18.0)   (30.0)   (44.8)
  BASE CASE AS A % OF MONDAY  645.9%  (235.5%)   (0.4%)  (53.0%)   19.0%   181.4%   116.4%    69.2%    62.1%    60.0%

NET INCOME
Monday Projection            ($14.8)    $0.6    ($0.4)   ($2.4)   ($1.4)   ($1.1)    $7.5    $29.2    $43.2    $65.1
  MARGIN                       (6.7%)    0.2%    (0.1%)   (0.8%)   (0.4%)   (0.3%)    1.7%     5.4%     7.2%     9.5%
  GROWTH                         --    104.1%   168.5%  (485.1%)   40.2%    19.9%   752.6%   290.3%    47.9%    50.6%
EPS                           ($0.39)   $0.02   ($0.01)  ($0.06)  ($0.04)  ($0.03)   $0.20    $0.74    $1.09    $1.61

Base Case                     (17.6)    (7.2)    (2.8)    (5.2)    (4.1)     4.9     11.6     20.4     27.2     39.3
  MARGIN                       (8.2%)   (3.0%)   (1.0%)   (1.6%)   (1.1%)    1.3%     2.7%     4.4%     5.5%     7.1%
  GROWTH                         --     58.9%    61.5%    (84.9%)  21.1%   220.9%   136.4%    75.9%    33.0%    44.7%
EPS                           ($0.46)  ($0.19)  ($0.07)   ($0.14) ($0.11)   $0.13    $0.31    $0.51    $0.68    $0.97

Difference                     (2.8)    (7.8)    (2.4)    (2.8)    (2.6)     6.1      4.1     (8.8)   (16.1)   (25.8)
  BASE CASE AS A % OF MONDAY  119.3%      NM    681.0%   215.2%   283.7%  (428.0%)  155.0%    69.9%    62.8%    60.4%

PRELIMINARY VALUATION ANALYSIS
- AS OF APRIL 28, 1998

OVERVIEW OF PRELIMINARY VALUATION ANALYSIS
(AS OF APRIL 28, 1998)

     SEVERAL FACTORS AFFECTED MONDAY'S VALUATION PROCESS, INCLUDING THE FOLLOWING ISSUES:

     *  Monday's historical and projected lack of profitability

     *  Monday's significant near-term negative cash flows

     *  Differing views on when and if Monday will become profitable

     * Monday's public market value may be overstated due to research analysts' projections which seem optimistic when compared to the Monday and Base Case projections

     * The Company's small size and weak market position relative to its competitors must be considered; this leaves it at a significant competitive disadvantage

     * Limited comparable company universe and Monday's unique nature reduces comparability

     * Intellectual property and litigation components are difficult to isolate for valuation purposes

SUMMARY OF PRELIMINARY VALUATION ANALYSIS
(AS OF APRIL 28, 1998)

[graphic]

(CONTINUED ON NEXT PAGE)

SUMMARY OF PRELIMINARY VALUATION ANALYSIS
(AS OF APRIL 28, 1998) (CONTINUED)

     COMPARABLE PUBLIC COMPANY ANALYSIS                             VALUE RANGE
                                                                  ---------------
     Revenue Multiple ($6.34-$13.68 with 20-30%                   $ 7.60 - $17.79
     minority interests acquisition premium)

     Discounted 2002 EBITDA Multiple

       Monday Projections ($4.99 - $10.09 with 20-30%               5.98 -  13.12
       minority interests acquisition premium)

       Base Case Projections ($2.71 - $6.06 with 20-30%             3.25 -   7.88
       minority interests acquisition premium)

     DISCOUNTED CASH FLOW ANALYSIS

       Monday - 4 Year Projections                                  6.65 -   8.92

       Monday - 9 Year Projections                                  8.62 -  15.51

       Base Case - 4 Year Projections                               5.21 -   6.95

       Base Case - 9 Year Projections                               5.07 -   9.59

     PRECEDENT ACQUISITION TRANSACTIONS                            15.23 -  19.89

                                                                           -12-

COMPARABLE COMPANIES ANALYSIS (AS OF APRIL 28, 1998)

     WE HAVE ANALYZED COMPARABLE COMPANIES IN ORDER TO DETERMINE MONDAY'S PUBLIC MARKET VALUATION. HOWEVER, THE FOLLOWING FACTORS IMPACT THE EFFECTIVENESS OF THE METHODOLOGY:

     *    Comparable universe is limited
           * Few comparables with similar size and focus / nature

     *    Wide range of comparable valuation multiples

     *    Intellectual property component

     *    Valuation also driven by earnings growth rate

     *    Limited investment research on a number of companies in the sector

     * Monday's lack of profitability and differing internal and external growth and profitability projections

     *    Merger activity in sector may be imputed in stock prices

COMPARABLE COMPANIES ANALYSIS (AS OF APRIL 28, 1998)

     IN ORDER TO VALUE MONDAY, WE CONSIDERED THE FOLLOWING ISSUES, AMONGST OTHERS, WHEN ANALYZING THE COMPARABLE COMPANIES:

     *    Historical and projected lack of profitability

           * Least profitable of the comparables
           * Near-term earnings outlook not comparable

     * Market and competitive positions less established than the comparable universe

           * Pioneer and DEKALB are market leaders in the corn seed market
           * Seed quality, brand recognition
           * Reduced economies of scale to offset development costs

     *    Intellectual property component

           * More technology than seed plays, such as AgriBioTech
           * Partially offset by limited access to quality germplasm
           * Pioneer Hi-Bred's access to key Monday technology

     *    Earnings growth rate

           * Monday's 5-year earnings growth rate is above the low growth fruit and vegetable seed producers, but less than the market leaders'

COMPARABLE COMPANIES ANALYSIS (AS OF APRIL 28, 1998)

     SALOMON SMITH BARNEY ESTIMATES A PUBLIC MARKET VALUATION RANGE OF 1.2X to 2.5X REVENUE, BASED UPON AN ANALYSIS OF COMPARABLE COMPANIES. OTHER TRADITIONAL VALUATION MEASURES SUCH AS MULTIPLES OF PROJECTED 1998/1999 EPS AND HISTORIC EBITDA MULTIPLES ARE NOT MEANINGFUL DUE TO NEGATIVE FINANCIAL PERFORMANCE.

     COMPARABLE COMPANY ANALYSIS

                                                  IMPLIED EQUITY VALUE     20% - 30% MINORITY
                               SELECTED RANGE         PER SHARE (a)           ACQ. PREMIUM
                              ----------------   ----------------------   --------------------
                    MONDAY     LOW     HIGH        LOW         HIGH          LOW        HIGH
     -----------------------------------------------------------------------------------------

     LTM Revenues   $214.0    1.2x     2.5x       $6.34        $13.68      $7.60        $17.79
     -----------------------------------------------------------------------------------------

     (a)  Fully Diluted Shares Outstanding = 37.9 million.
          Net debt = $16.7 million

COMPARABLE COMPANIES VALUATION (AS OF APRIL 28, 1998)

     MONDAY'S LACK OF PROFITABILITY SIGNIFICANTLY REDUCES THE RELEVANCE OF VALUATIONS DRIVEN BY HISTORIC FINANCIAL RESULTS. BY PERFORMING AN ANALYSIS* ON MONDAY'S 2002 FINANCIALS AND DISCOUNTING THIS VALUATION BACK, WE ATTEMPT TO CAPTURE THE IMPACT OF FUTURE PROFITABILITY.

     4-YEAR DISCOUNTED SHARE VALUE

                                                                     FIRM 2002 VALUE         VALUE PER SHARE 2002 (a)
                                                                ------------------------     ------------------------
                                                                    LOW          HIGH            LOW          HIGH
                                                                ------------------------     ------------------------

                                                                     EBITDA MULTIPLE
                                                                ------------------------
     PROJECTION                                                       20.0x  -   30.0x
     ------------------------------------------------------

     2002 EBITDA Monday Case (mm)    $25.2    (6.8% margin)         $505.0  -  $757.4            $ 9.50   -   $16.17

     2002 EBITDA Base Case (mm)       17.2    (4.8% margin)          344.5  -   516.8              5.16   -     9.71



                         1998 - IMPLIED VALUE PER SHARE
                        WITHOUT MINORITY INTEREST PREMIUM
                      -------------------------------------
                        MONDAY CASE           BASE CASE
                      ----------------     ----------------
     COST OF EQUITY    LOW       HIGH       LOW       HIGH
     ---------------------------------     ----------------

          12.5%       $5.93  -  $10.09     $3.22  -  $6.06
          15.0%        5.43  -    9.24      2.95  -   5.55
          17.5%        4.99  -    8.48      2.71  -   5.09
     ---------------------------------     ----------------


                         1998 - IMPLIED VALUE PER SHARE
                        WITH MINORITY INTEREST PREMIUM (b)
                      -------------------------------------
                        MONDAY CASE           BASE CASE
                      ----------------     ----------------
     COST OF EQUITY    LOW       HIGH       LOW       HIGH
     ---------------------------------     ----------------

          12.5%       $7.12  -  $13.12     $3.87  -  $7.88
          15.0%        6.52  -   12.02      3.54  -   7.22
          17.5%        5.98  -   11.03      3.25  -   6.62
     ---------------------------------     ----------------

     * Lower EBITDA caused by intellectual property losses and expenses results in the company's EBITDA multiple being above that of seed operations.
     Note: Number of fully-diluted shares outstanding: 37.9mm
     (a) Based on 2002 Net Debt of $145.0mm (Monday case) and $149.1 (Base case)
     (b) Implied share price including minority interest acquisition premium of 20% at low end of range and 30% at high end of range.

ANALYSIS OF COMPARABLE PUBLIC AGRICULTURAL
BIOTECHNOLOGY COMPANIES (AS OF APRIL 28, 1998)

    VALUATION MULTIPLES                        STOCK     PRICE VS.    MARKET               PRICE (B)/             FIRM
                                                                               ----------------------------------
    (DELIVER IN MILLIONS, EXCEPT STOCK PRICE)  PRICE(S)  LTM HIGH      CAP.      1998 EPS  1999 EPS  2000 EPS(A)  VALUE (C)
    ------------------------------------------------------------------------------------------------------------------------
(d) AgriBioTech Inc. (ABTX)                    $14.38    (26.5%)      93.76       56.3x     22.8x      14.8x        85.40
(e) DEKALB (DKB)                                33.38    (54.4%)      1,155       42.2      29.3       23.4         1,265
    Delta and Pine Land (DLP)                   43.31    (19.8%)      1,648       65.6      42.1       32.1         1,774
(f) Empresas Ca. Modema (ELM)                   20.06     (2.3%)      2,308       20.5      20.1       13.2         1,681
    Monsando (MTC)                              54.31     (6.7%)     32,346       46.0      38.5       28.9        36,905
    Pioneer Hi-Bred (PHB)                       35.81     (7.2%)      8,747       31.5      25.5       21.3         8,266
(g) Vilmorin (RIN)                             100.15      9.4%         296       20.9      17.6       15.0           385
    ------------------------------------------------------------------------------------------------------------------------
    Median                                                                        42.3x     25.5x      21.3x
    Mean                                                                          40.4      28.8       21.2
    ------------------------------------------------------------------------------------------------------------------------
(h) Monday                                     $20.06    (21.6%)       $722        NM        NM         NM           $769





       FIRM VALUE/LTM     PROJECTED EPS GROWTH (B)     1999 PYE     2000 P/H
------------------------  ----------------------------------------------------
REVENUES   EBITDA    EBIT   2-YEAR        5-YEAR      5-YEAR CO.    5-YEAR CO.
------------------------------------------------------------------------------
  1.2x     34.1x    38.7x     NM          30.0%          6.3x          0.5x
  2.7      20.0     26.0     44.3%        25.0%          1.2           0.9x
  9.2      46.3     54.9     56.1%        30.0%          1.4           1.1x
  1.8      20.7     39.6      2.0%        15.2%          1.3           0.9x
  4.9      22.1     31.2     20.5%        20.0%          1.9           1.4x
  4.6      18.4     23.1      NM          20.0%          1.3           1.1x
  1.1       8.9     11.6     18.6%        10.0%          1.8           1.5x
------------------------------------------------------------------------------
  2.7x     28.7x    31.3x                                1.3x          1.3x
  3.6      26.9     32.1                                 2.0           1.1
------------------------------------------------------------------------------
  3.6x      NM       NM       NM          22.5%          NM             NM



Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and non-recurring items.
LTM: Latest Twelve Months as of 12/31/97.
NM: Not Meaningful
(a) Stock price as of April 24, 1998
(b) 2-Year EPS; IBES Estimated.
    5-Year growth: Salomon Smith Barney Estimates for ABTX, DKB, DLP, MTC, and PHB (Wilbur). Long term growth for ELM, Monday, and RJN from IBES.
(c) Firms Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.
(d) Pro formas for announced acquisitions.
(e) Stock price as of January 17, 1998, 30 days prior to sale announcement.
(f) Sold major components of business. Pro formas financials (1997A) taken from Merrill Lynch report (Andrews).
(g) Estimated for U.S. CAAP.
(h) Company estimates for EPS calculations.
(i) IBES Estimates, as if not available, calculated by growing 1999 EPS by estimated 5 year growth.

ANALYSIS OF COMPARABLE PUBLIC AGRICULTURAL
BIOTECHNOLOGY COMPANIES (AS OF APRIL 28, 1998)

                                                 LTM MARGINS                             LTM RETURN ON AVERAGE ASSETS  RETURN ON
                              ------------------------------------------------------    ------------------------------
    OPERATING MARGINS         GROSS PROFIT   SG&A    R&D    EBITDA    EBIT   NET INCOME    SALES    EBITDA    EBIT     LTM EQUITY
    ------------------------------------------------------------------------------------------------------------------------------
(a) AgriBioTech Inc. (ABTX)      19.8%        NA     NA      3.5%     3.1%        NA         NM      7.2%     6.3%         NM
    DEKALB (DKB)                 49.0%       25.2%  13.5%   13.5%    10.4%       6.9%       89.2%   12.1%     9.3%        15.8%
    Deka and Pinc Land (DLP)     36.1%       11.5%   7.9%   19.9%    16.7%      10.0%       84.6%   16.8%    14.2%        25.6%
(b) Empresas La Moderna (ELM)      NA         NA      NA     8.8%     4.6%      (3.1%)      39.0%    3.4%     1.0%         NM
(c) Moneamo (MTC)                58.9%       29.2%  13.9%   22.2%    15.7%      11.2%       68.3%   15.2%    10.7%        21.6%
    Pioneer Hi-Bred (PHB)        56.8%       20.5%   8.6%   24.8%    19.8%      12.9%       78.6%   19.5%    15.5%        22.6%
(d) Vilmorin (RIN)               64.8%       30.4%    NA    12.5%     9.6%       4.2%       85.3%   10.7%     8.2%         9.9%
    ------------------------------------------------------------------------------------------------------------------------------
    Median                      52.9%       28.5%  11.9%   13.5%    10.4%       8.5%       81.6%   12.1%     9.3%        21.4%
    Mean                         47.6%       24.9%  10.9%   15.0%    11.4%       7.0%       74.2%   12.1%     9.4%        19.1%
    ------------------------------------------------------------------------------------------------------------------------------
    Monday                       40.3%       31.3%  12.4%   (6.8%)  (12.2%)    (13.3%)      77.0%    NM       NM           NM



Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and non-recurring items.
LTM: Last Twelve Months.
(a)  Pro forma for announced acquisitions.
(b)  Sold major components of business. Pro forma financials
     (1997A) taken from Merrill Lynch report (Andrews).
(c)  R&D reported as technological expense.
(d)  Estimated for U.S. GAAP.

DISCOUNTED CASH FLOW ANALYSIS (AS OF APRIL 28, 1998)

     THE QUALITY OF THE VALUATIONS DERIVED FROM DISCOUNTED CASH FLOW ANALYSES ARE DEPENDENT ON THE QUALITY OF THE PROJECTIONS, THE DISCOUNT RATE, AND TERMINAL VALUATION MULTIPLES UTILIZED.

          Two sets of projections have been discounted: (i) the Monday projecitons (ii) the Base Case projections

          The seed and intellectual property operations have significantly different risk profiles. As such, the results of these operations should be discounted at different discount rates

          An important factor in DCF is the terminal, or exit valuation multiple. Seed and intellectual property valuations are primarily driven by EBITDA and revenue multiples

          Terminal value multiples have been adjusted to reverse variances created from recent M&A transactions

DCF VALUATION SUMMARY (AS OF APRIL 28, 1998)

                                                  $ PER SHARE
                                    4-YEAR PROJECTIONS      9-YEAR PROJECTIONS
                                       LOW       HIGH         LOW       HIGH

     MONDAY CASE
          Seed                         $6.07  -  $8.17        $6.86  -  $12.26
          Intell. Property              0.00  -   0.17         1.18  -    2.67
          NOL                           0.58  -   0.58         0.58  -    0.58
                                       _______________        ________________
          Equity Value                  6.65      8.92         8.62      15.51

     BASE CASE
          Seed                         $4.64  -  $6.38         $3.68  -  $6.96
          Intell. Property              0.00  -   0.00          0.82  -   2.06
          NOL                           0.57  -   0.57          0.57  -   0.57
                                       _______________         _______________
          Equity Value                  5.21      6.95          5.07      9.59

DISCOUNT CASH FLOW ANALYSIS - SEED OPERATIONS
(AS OF APRIL 28, 1998)

DISCOUNTED CASH FLOW ANALYSIS OF THE SEED OPERATIONS BASED ON MONDAY(a) AND BASE CASE(b) PROJECTIONS GENERATED THE FOLLOWING VALUATION RANGES:

MONDAY PROJECTIONS                                               BASE CASE PROJECTIONS
                          Terminal EBITDA Multiple Range                          Terminal EBITDA Multiple Range
                     12.0x    13.5x    15.0x    16.5x   18.0x                 12.0x    13.5x    15.0x    16.5x   18.0x
         WACC         Equity Value per share as of 9/1/98         WACC          Equity Value per share as of 9/1/98
4 Year      12.0%    $5.54    $6.47    $7.40    $8.34    $9.27       12.0%    $4.20    $4.97    $5.75    $6.52    $7.30
DCF         12.5%     5.42     6.33     7.25     8.17     9.08       12.5%     4.10     4.86     5.62     6.30     7.14
            13.0%     5.30     6.20     7.10     8.00     8.90       13.0%     4.00     4.79     5.50     6.25     6.99
            13.5%     5.18     6.07     6.95     7.83     8.72       13.5%     3.91     4.54     5.38     6.11     6.85
            14.0%     5.07     5.94     6.81     7.68     8.54       14.0%     3.82     4.54     5.26     5.98     6.70


                          EBITDA Perpetuity Growth Rate                            EBITDA Perpetuity Growth Rate
                     3.00%    4.00%    5.00%    6.00%    7.00%                3.00%    4.00%    5.00%    6.00%    7.00%
         WACC   Implied Equity Value per share as of 9/1/98         WACC   Implied  Equity Value per share as of 9/1/98
9 Year      12.0%    $8.40    $9.81   $11.64   $14.07   $17.48       12.0%    $4.62    $5.48    $6.59    $8.06   $10.12
DCF         12.5%     7.47     8.69    10.24    12.26    15.02       12.5%     4.06     4.80     5.73     6.96     8.63
            13.0%     6.66     7.72     9.04    10.74    13.00       13.0%     3.56     4.20     5.08     6.03     7.40
            13.5%     5.94     6.86     8.00     9.44    11.32       13.5%     3.12     3.68     4.37     9.24     6.36
            14.0%     5.32     6.10     7.09     8.32     9.90       14.0%     2.73     3.22     3.81     4.56     5.52

Note: Number of Fully-Diluted Shares: 37.9mm. Net Debt as of 9/1/98
(a) Per Monday presentation to DAS Operating Committee - 12/97.
(b) Monday 12/97 presentation adjusted by DAS working group.

DISCOUNT CASH FLOW ANALYSIS - INTELLECTUAL PROPERTY OPERATIONS
(AS OF APRIL 28, 1998)

DISCOUNTED CASH FLOWS ANALYSIS OF THE INTELLECTUAL PROPERTY OPERATIONS BASED ON MONDAY(a) AND BASE-CASE PROJECTIONS(b) GENERATED THE FOLLOWING VALUATION RANGES:


MONDAY PROJECTIONS                                               BASE CASE PROJECTIONS
                          Terminal Revenue Multiple Range                          Terminal Revenue Multiple Range
                      6.0x      7.0x      8.0x     9.0x     10.0x                6.0x       7.0x       8.0x       9.0x   10.0x
         WACC         Equity Value per share as of 9/1/98         WACC          Equity Value per share as of 9/1/98
4 YEAR      15.0%    ($0.14)   ($0.02)    $0.11    $0.23    $0.35       15.0%    ($0.29)    ($0.18)    ($0.07)    $0.04     $0.15
DCF         17.5%     (0.17)    (0.05)     0.06     0.17     0.29       17.5%     (0.31)     (0.21)     (0.10)    (0.00)     0.10
            20.0%     (0.19)    (0.09)     0.02     0.12     0.23       20.0%     (0.32)     (0.23)     (0.13)    (0.04)     0.05
            22.5%     (0.21)    (0.11)    (0.02)    0.08     0.18       22.5%     (0.33)     (0.24)     (0.16)    (0.08)     0.01
            25.0%     (0.23)    (0.14)    (0.05)    0.04     0.13       25.0%     (0.34)     (0.26)     (0.18)    (0.10)    (0.03)


                          Terminal Revenue Multiple Range                          Terminal Revenue Multiple Range
                     6.0x     7.0x     8.0x    9.0x     10.0x                 6.0x    7.0x    8.0x    9.0x    10.0x
         WACC           Equity Value per share as of 9/1/98         WACC       Equity Value per share as of 9/1/98
9 Year      15.0%    $2.15    $2.56    $2.96    $3.37    $3.78       15.0%    $1.60    $1.95    $2.30    $2.65    $3.00
DCF         17.5%     1.66     2.00     2.33     2.67     3.01       17.5%     1.20     1.49     1.78     2.06     2.35
            20.0%     1.27     1.55     1.82     2.10     2.38       20.0%     0.88     1.11     1.35     1.59     1.83
            22.5%     0.95     1.18     1.41     1.65     1.88       22.5%     0.62     0.82     1.01     1.21     1.41
            25.0%     0.70     0.89     1.08     1.28     1.47       25.0%     0.41     0.57     0.74     0.90     1.07

Note: Number of Fully-Diluted Shares: 37.9mm. Net Debt as of 9/1/98.
(a) Per Monday presentation to DAS Operating Committee - 12/97
(b) Monday 12/97 presentation adjusted by DAS working group.

PRECEDENT M&A TRANSACTIONS (AS OF APRIL 28, 1998)

THIS ANALYSIS UTILIZES THE VALUATION OF PRECEDENT TRANSACTIONS IN ORDER TO DETERMINE MONDAY'S PRIVATE MARKET VALUATION. HOWEVER, MANY OF THE
TRANSACTIONS INVOLVE A CHANGE OF CONTROL, THEREFORE THE RELEVANCE TO THE MONDAY SITUATION SHOULD BE QUESTIONED. THE FOLLOWING FACTORS IMPACT THE EFFECTIVENESS OF THE EVALUATION:

- Monday's lack of profitability

- Few publicly disclosed transactions

- Market position of target

- Combination of seed and technology valuation

- Control and non-control transactions

- Wide range of valuation multiples

- Differential between intellectual property and seed sector transaction multiples

- Recent transactions reflect increasing valuations for seed companies

(CONTINUED ON NEXT PAGE)


SALOMON SMITH BARNEY                                                       -23-
--------------------
A MEMBER OF TRAVELERS GROUP

PRECEDENT M&A TRANSACTIONS (AS OF APRIL 28, 1998)

WHEN VALUING MONDAY, WE CONSIDER BOTH SEED AND INTELLECTUAL PROPERTY DRIVEN AGRICULTURAL BIOTECHNOLOGY TRANSACTION MULTIPLES, ARRIVING AT DIFFERENT RESULTS. MONDAY'S INTELLECTUAL PROPERTY PORTFOLIO REPRESENTS A MORE SIGNIFICANT PORTION OF THE COMPANY'S VALUE THAN THE PERCENT OF TRAIT REVENUES.

PRECEDENT TRANSACTIONS ANALYSIS

                                       Selected Range
                                       --------------
                                        Low      High
                                       ----     -----
-----------------------------------------------------
LTM Revenues
  Seeds                                2.0x      3.0x
  Intellectual Property                6.0      10.0
-----------------------------------------------------

By examining the intellectual property component of Monday, and based on discussions with DAS management, we arrived at an intellectual property revenue weighting of between 5% and 20%.

BLENDED MULTIPLE ANALYSIS

                                    Weight                Multiple                                       % of Value
                              ------------------     ------------------        Implied Equity        -------------------
                    Monday    Int. Prop.    Seed     Int. Prop.    Seed      Value Per Share (a)     Int. Prop.    Seed
------------------------------------------------------------------------------------------------------------------------
LTM Revenues        $214.0       20%         80%        8.0x       2.5x            $19.89              45.0%       55.0%
                                 15%         85%        8.0        2.5              18.34              36.6%       63.4%
                                 10%         90%        8.0        2.5              16.79              26.7%       73.3%
                                  5%         95%        8.0        2.5              15.23              14.7%       85.3%
------------------------------------------------------------------------------------------------------------------------

(a) Fully Diluted Shares Outstanding = 37.9 million. Net debt = $16.7 million.


SALOMON SMITH BARNEY                                                       -24-
--------------------
A MEMBER OF TRAVELERS GROUP

COMPARABLE M&A TRANSACTIONS (AS OF APRIL 28, 1998)

10 PRECEDENT TRANSACTIONS DRIVEN BY SEED VALUATIONS WERE IDENTIFIED:

($ IN MILLIONS, EXCEPT PER SHARE AMOUNT)
                                                                    Transaction Details                   Acquisition Multiples
                                                       ---------------------------------------------   ---------------------------
                                                       Implied Enterprise
Date Ann.           Target               Acquiror             Value          Consideration             Sales    EBITDA       EBIT
----------  ---------------------  ------------------  -------------------   -----------------------   -----    ------      ------
* 04/20/98  Dinamilho Carol        Monday                      $28           N.A.                       2.3x      N.A.       N.M.
            Productos Agricolas

* 11/24/97  Agroceres (Brazil)     Monsanto                    230           N.A.                       2.1x      N.A.       N.A.

  09/16/97  Sunseed                AgrEvo                      N.A.          N.A.                       N.A.      N.A.       N.A.

  08/07/97  Pioneer Hi-Bred        DuPont                     8,570          $1,710 for 20%             4.8x     19.0x      23.6x

  12/12/96  Verneuil Holding       Monday                      N.A.          Purchased 18.75% of        N.A.      N.A.       N.A.
                                                                             Verneuil in exchange
                                                                             for Monday's European
                                                                             seed business

  10/01/96  Morgan Seeds           Monday                       27           Cash                       1.1x      N.A.       N.A.

  09/24/96  Asgrow                 Monsanto                    240           Cash                       N.A.      N.A.       N.A.
            Agronomics (Seminis)

  05/21/96  Sure Grow Group        Delta & Pine Land            70           Stock                      N.A.      N.A.       N.A.



  03/11/96  Dekalb Genetics        Monsanto                    462           $1.52 for 10% of voting    1.3x     11.9x      16.8x
                                                                             stock, and 39% of non-
                                                                             voting stock



  02/21/95  Delta & Pine Land      Monday Plant                N.A.          N.A.                       N.A.      N.A.       N.A.
                                   Science

                                                                             ----------------------------------------------------
                                                                             Mean                      2.3x      15.5x      20.2x
                                                                             Median                    2.1x      15.5x      20.2x
                                                                             ----------------------------------------------------

Source: Securities Data Company, Bloomberg News Services, and SEC filings.
Note: For private firms with undisclosed financial statements, Implied
      Equity Value is assumed to be Implied Enterprise Value.
* Dow AgroSciences estimates.

(CONTINUED ON NEXT PAGE)


SALOMON SMITH BARNEY                                                       -25-
--------------------
A MEMBER OF TRAVELERS GROUP

12 PRECEDENT TRANSACTIONS DRIVEN BY INTELLECTUAL PROPERTY VALUATIONS WERE
IDENTIFIED:

($ IN MILLIONS, EXCEPT PER SHARE AMOUNT)
                                                                    Transaction Details                   Acquisition Multiples
                                                       ---------------------------------------------   ---------------------------
                                                       Implied Enterprise
Date Ann.          Target                Acquiror             Value          Consideration             Sales    EBITDA       EBIT
---------  ---------------------   ------------------  -------------------   -----------------------   -----    ------      ------
04/06/98   Seed breeding program   Phytogen Seed               N.A.          N.A.                       N.A.      N.A.       N.A.
                                   (Monday & J.G.
                                   Boswell)

01/06/98   Phytogen Cotton         Monday                      N.A.          $12 in cash, breeding      N.A.      N.A.       N.A.
                                                                             materials, licenses,
                                                                             and patents

11/24/97   Mendel Biotechnology    Monsanto/ELM                $150          $30 in cash for 20%        N.A.      N.A.       N.A.


05/13/97   Mogen                   Zeneca                        75          N.A.                       11.7x     N.A.       N.A.

04/01/97   Calgene                 Monsanto                     594          $240 in cash for            3.0x     N.M.       N.M.
                                                                             remaining 45%

01/06/97   Holden                  Monsanto                   1,020          Purchase of Holden and     N.A.      N.A.       N.A.
                                                                             2 seed distributors

08/17/96   Plant Genetic Systems   Hoechst Schering             739          Purchase 75% of PGS        96.2x     N.A.       N.A.
           (PGS)                   AgrEvo

07/31/96   Calgene                 Monsanto                   1,077          $50 in cash for 5.7%       10.3x     N.M.       N.M.
                                                                             (and control)

04/08/96   Agraceius-Transgenic    Monsanto                     150          Cash                       N.A.      N.A.       N.A.
           Plant Business

01/29/96   DNA Plant Technology    Bionova (Empresas           N.A.          Contributes Bionova for    N.A.      N.A.       N.A.
                                   La Moderna)                               70% in new entity

06/28/95   Calgene                 Monsanto                    N.A.          Acq. of 49.9% stake for    N.A.      N.A.       N.A.
                                                                             $30 + contribution of
                                                                             patents and equity
                                                                             interest in Gargaulo

01/06/94   Monday Plant Science    Monday                      N.A.          $7 in cash + shares for    N.A.      N.A.       N.A.
                                                                             29.5% interest


                                                                             ----------------------------------------------------
                                                                             Mean(1)                    8.3x      N.A.       N.A.
                                                                             Median(1)                 10.3x      N.A.       N.A.
                                                                             ----------------------------------------------------

Source: Securities Data Company, Bloomberg News Services, and SEC filings.
Note: For private firms with undisclosed financial statements, Implied
      Equity Value is assumed to be Implied Enterprise Value
(1) Does not include outlier (PGS)


SALOMON SMITH BARNEY                                                       -26-
--------------------
A MEMBER OF TRAVELERS GROUP

VALUATION UPDATE
- AS OF AUGUST 3, 1998









SALOMON SMITH BARNEY                                                     -27-
--------------------
A MEMBER OF THE TRAVELERS GROUP

OVERVIEW OF UPDATED VALUATION ANALYSIS
(AS OF AUGUST 3, 1998)


          THE RECENT MERGER ACTIVITY AND CONSOLIDATION OF THE SECTOR HAS PUT UPWARD PRESSURE ON INDUSTRY VALUATION MULTIPLES.

          - Comparable companies market prices reflect BOTH future financial performance as well as anticipated acquisition premiums

          -  Recent precedent transactions are not readily comparable

               -  Targets achieved higher levels of profitability than Monday

               - Targets had operational strengths beyond those of Monday (market share, distribution, international presence, and proven commercialization of technology)



SALOMON SMITH BARNEY                                                      -28-
--------------------
A MEMBER OF THE TRAVELERS GROUP

UPDATED SUMMARY OF PRELIMINARY VALUATION ANALYSIS
(AS OF AUGUST 3, 1998)


                                                                          VALUE PER SHARE (IN DOLLARS)

  COMPARABLE PUBLIC COMPANIES ANALYSIS          $0.00      $5.00      $10.00      $15.00      $20.00      $25.00      $30.00
                                                -----------------------------------------------------------------------------
    Rev. Multiple with Minority Interests Acq.                    $9.64                             $19.25
      Premium
                                                -----------------------------------------------------------------------------
                                                                 ----------------
                                                                                                    Proposed Offer
    Discounted 2002 - Monday with Minority                 $5.98                  $13.12                 Price
      Interests Acq. Premium                                                                             $20.50
                                                                 ----------------

                                                           -------------
    Discounted 2003 - Base Case with Minority   $3.25                     $7.88
      Interests Acq. Premium
                                                           -------------
                                                -----------------------------------------------------------------------------
  DISCOUNTED CASH FLOW ANALYSIS
                                                                 -------
                       Monday 4 Yr.                        $6.65          $8.92
                                                                 -------

                                                                        ------------
                       Monday 9 Yr.                                $8.62             $15.51
                                                                        ------------
                                                -----------------------------------------------------------------------------
                                                             -----
                   Base Case  4 Yr.                     $5.21      $6.95
                                                             -----

                                                             --------------
                   Base Case  9 Yr.                     $5.07               $9.59
                                                             --------------
                                                -----------------------------------------------------------------------------
                                                                                              ---------------
Precedent Acquisition Transactions                                                      $18.76                $25.54
                                                                                              ---------------
                                                -----------------------------------------------------------------------------

(CONTINUED ON NEXT PAGE)

SALOMON SMITH BARNEY                                                      -29-
--------------------
A MEMBER OF THE TRAVELERS GROUP

UPDATED SUMMARY OF PRELIMINARY VALUATION ANALYSIS
(AS OF AUGUST 3, 1998) (CONTINUED)


COMPARABLE PUBLIC COMPANY ANALYSIS                        VALUE RANGE
                                                        --------------
  Revenue Multiple ($8.03 - $14.81 with 20-30%          $9.64 - $19.25
  minority interests acquisition premium)

  Discounted 2002 EBITDA Multiple

    Monday Projections ($4.99 - $10.09 with 20-30%       5.98 -  13.12
    minority interests acquisition premium)

    Base Case Projections ($2.71 - $6.06 with 20-30%     3.25 -   7.88
    minority interests acquisition premium)

DISCOUNTED CASH FLOW ANALYSIS
  Monday - 4 Year Projections                            6.65 -   8.92
  Monday - 9 Year Projections                            8.62 -  15.51

  Base Case - 4 Year Projections                         5.21 -   6.95
  Base Case - 9 Year Projections                         5.07 -   9.59

PRECEDENT ACQUISITION TRANSACTIONS                      18.76 -  25.54


SALOMON SMITH BARNEY                                                     -30-
--------------------
A MEMBER OF THE TRAVELERS GROUP

UPDATED COMPARABLE COMPANIES ANALYSIS
(AS OF AUGUST 3, 1998)



          SALOMON SMITH BARNEY ESTIMATES A PUBLIC MARKET VALUATION OF 1.5x TO 2.7x REVENUE, BASED UPON THE UPDATED ANALYSIS OF COMPARABLE COMPANIES. OTHER TRADITIONAL VALUATION MEASURES SUCH AS MULTIPLES OF PROJECTED 1998/1999 EPS AND HISTORIC EBITDA MULTIPLES ARE NOT MEANINGFUL DUE TO NEGATIVE FINANCIAL PERFORMANCE.


COMPARABLE COMPANY ANALYSIS

                           SELECTED RANGE    IMPLIED EQUITY VALUE PER SHARE (a)   20% - 30% MINORITY ACQ. PREMIUM
                           --------------    ----------------------------------   -------------------------------
                 MONDAY    LOW       HIGH            LOW       HIGH                      LOW           HIGH
-----------------------------------------------------------------------------------------------------------------
LTM Revenues     $214.0    1.5x      2.7x           $8.03     $14.81                    $9.64         $19.25
-----------------------------------------------------------------------------------------------------------------

(a) Fully diluted Shares Outstanding = 37.9 million.  Net debt = $16.7 million.





SALOMON SMITH BARNEY                                                      -31-
--------------------
A MEMBER OF THE TRAVELERS GROUP

ANALYSIS OF COMPARABLE PUBLIC AGRICULTURAL
BIOTECHNOLOGY COMPANIES (AS OF AUGUST 3, 1998)

VALUATION MULTIPLES                                                                        PRICE (a)/
(DOLLARS IN MILLIONS, EXCEPT STOCK PRICE)   FISCAL       STOCK     PRICE VS.  MARKET   ------------------     FIRM
                                          YEAR ENDED   PRICE (a)   LTM HIGH     CAP.   1998 EPS  1999 EPS   VALUE (c)
-----------------------------------------------------------------------------------------------------------------------
(d)  AgriBioTech and (ABTX)                  6/30       $18.00      (39.0%)   $  471      NM       58.4x     $   645
     DEKALB (DKB)                            8/31        92.19       (5.9%)    3,219      NM       78.1        3,482
     Delta and Pine Land (DLP)               8/31        44.94      (16.8%)    1,897      NM       43.6        1,978
(e)  Empresas La Moderna (ELM)              12/31        26.00       (0.5%)    2,991     86.7x     65.0        2,399
     Monsanto (MTC)                         12/31        56.43       (6.2%)   33,914     59.0      47.2       39,192
     Monday                                  8/31        23.38       (8.3%)      847      NM        NM           988
     Pioneer Hi-Bred (PHB)                   8/31        31.63      (25.9%)    7,640     30.1      24.1        7,442
-----------------------------------------------------------------------------------------------------------------------
     MEDIAN                                                                              55.0x     49.3x
     MEAN                                                                                57.3      31.6
-----------------------------------------------------------------------------------------------------------------------


                                      FIRM VALUE/LTM       PROJECTED EPS GROWTH (b)      1999 P/E
-----------------------------------------------------------------------------------------------------
                                 REVENUE   EBITDA    EBIT        1996-1997    3-YEAR    5-YEAR GT.
-----------------------------------------------------------------------------------------------------
(d)  AgriBio Tech and (ABTX)       1.4x     40.8x   46.2m            NM        30.0%       1.7m
     DEKALB (DKB)                  6.8      71.2     NM              NM        20.0%       3.9
     Delta and Pine Land (DLP)     9.8      60.2    74.7             NM        30.0%       1.5
(e)  Empresas La Moderna (ELM)     2.7      29.4    59.4            33.3%      15.2%       2.2
     Monsanto (MTC)                5.1      22.3    31.7            16.5%      20.0%       2.4
     Monday                        4.2       NM      NM              NM        22.5%        NM
     Pioneer Hi-Bred (PHB)         4.0      16.1    20.0            24.8%      26.0%       1.2
-----------------------------------------------------------------------------------------------------
     MEDIAN                        4.3x     35.1x   46.8x                                  1.9x
     MEAN                          4.9      40.8    46.4                                   2.1
-----------------------------------------------------------------------------------------------------


     OTHER DATA
     ----------
(f)  DEKALB (DKB)                            8/31     $ 33.38       (65.9%)  $ 1,165    49.8x      26.3x       1,407
(g)  Delta and Pine Land )DLP)               8/31       47.00       (13.0%)    1,942      NM       45.6        2,067
(h)  Monsanto (MTC)                         12/31       54.38        (9.9%)   32,567    52.8       43.3       37,742
(i)  Monday                                  8/31       18.25       (28.4%)      662      NM        NM           705
(j)  Vilmorin (RIN)                          7/30      108.84        (0.6%)      322    22.5       18.9          411

(f)  DEKALB (DKB)                  2.8x     28.8x   42.2x            NM        20.0%       1.3x
(g)  Delta and Pine Land (DLP)    10.2      62.9    78.1             NM        30.0%       1.5
(h)  Monsanto (MTC)                4.9      21.5    30.5            16.5       20.0%       2.3
(i)  Monday                        3.2       NM      NM              NM        22.5%        NM
(j)  Vilmorin (RIN)                1.2       9.4    12.3            19.1%      12.0%       1.4

Note: EBITDA, EMT, Net income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM:   Latest Twelve Months.
NM:    Not Meaningful.
(a)  Stock price as of July 31, 1998.
(b)  1998-1999 EPS: IBES Estimates.
     5 Yr. growth: Salomon Smith Barney Estimates for ABTX (6/98), DKB (7/98), MTC (4/98), and PHB (7/98). Long term growth for ELM, MYCO and RIN from IBES
(c) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt monetary interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.
(d)  Pro forma for amortized acquisitions.
(e) Sold major components of business. Pro forma financials (1997 A) taken from Merrill Lynch report (3/98) 1998E EPS taken from Merrill Lynch report (3/98).
(f) Stock price as of January 12, 1998, 30 days prior to sale announcement. Excluded from mean and median calculations.
(g) Stock price as of April 13, 1998, 30 days prior to purchase announcement. Excluded from mean and median calculations.
(h) Stock price as of May 1, 1998, 30 days prior to merger announcement. Excluded from mean and median calculations.
(i) Stock price as of March 30, 30 days prior to Dow's announcement. Excluded from mean and median calculations.
(j) French GAAP. Excluded from mean and median calculations as a non U.S. traded company.


SALOMONSMITHBARNEY                                                       -32-
--------------------
A MEMBER OF TRAVELERS GROUP

ANALYSIS OF COMPARABLE PUBLIC AGRICULTURAL
BIOTECHNOLOGY COMPANIES (AS OF AUGUST 3, 1998)

                                                        LTM MARGINS                          LTM RETURN ON AVERAGE ASSETS
                               -----------------------------------------------------------   ---------------------------
     OPERATING MARGINS         GROSS PROFIT   SC&A     R&D    EBITDA    EBIT    NET INCOME     SALES    EBITDA    EBIT
------------------------------------------------------------------------------------------------------------------------
(d)  AgriBioTech and (ABTX)        19.8%       N/A      NA     3.5%     3.1%       NA           NM        7.2%     6.3%
     DEKALB (DKB)                  46.3%      74.8%   14.9%    9.6%     6.5%       4.3%        95.6%      9.2%     6.2%
     Delta and Pine Land (DLP)     33.0%      12.1%    7.9%   16.2%    13.1        6.8%        73.1%     11.9%     9.5%
(b)  Empresas La Moderna (ELM)     30.2%       9.4%    5.9%    9.3%     4.6%      (3.1%)       39.0%      3.6%     1.8%
(c)  Monsanto (MTC)                59.1%      29.7%   13.3%   22.9%    16.1%      10.8%        67.2%     15.4%    10.8%
     Monday                        39.3%      30.9%   12.6%   (9.9%)  (15.3%)    (16.8%)       72.1%       NM       NM
     Pioneer Hi-Bred (PHB)         57.2%      28.4%    8.6%   25.1%    20.2%      14.2%        89.4%     22.4%    18.1%
(d)  Vilmorin (RIN)                64.8%      30.4%     NA    12.5%     9.6%       4.2%        85.3%     10.7%     8.2%
------------------------------------------------------------------------------------------------------------------------
     MEDIAN                        42.8%      28.4%   10.6%   11.0%     8.1%       4.3%        73.1%     10.7%     8.2%
     MEAN                          43.7%      23.7%   10.5%   11.2%     7.3%       2.9%        74.5%     11.5%     8.7%
------------------------------------------------------------------------------------------------------------------------

Note: EBITDA, EBIT. Net income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM:   Latest Twelve Months.
(a)  Pro forma for announced acquisitions.
(b) Sold major components of business. Pro forma financials (1997 A) taken from Merrill Lynch report (Andrews).
(c)  R&D reported as technological expense.
(d)  French GAAP.



SALOMONSMITHBARNEY                                                       -33-
--------------------
A MEMBER OF TRAVELERS GROUP

PRECEDENT M&A TRANSACTIONS (AS OF AUGUST 3, 1998)

THERE HAVE BEEN 5 ANNOUNCED TRANSACTIONS SINCE OUR INITIAL VALUATION

PRECEDENT TRANSACTIONS ANALYSIS

                                       Selected Range
                                       --------------
                            Monday     Low      High
-----------------------------------------------------
LTM Revenues
  Seeds                     $214.0     2.5x      3.5x
  Intellectual Property      214.0     8.0      14.0
-----------------------------------------------------

By examining the intellectual property component of Monday, and based on discussions with DAS management, we arrived at an intellectual property revenue weighting of between 5% and 20%.

BLENDED MULTIPLE ANALYSIS

                                   Weight            Multiple                                  % of Value
                             -----------------   -----------------                         ------------------
                                                                       Implied Equity
                    Monday   Int. Prop.   Seed   Int. Prop.   Seed   Value Per Share (a)   Int. Prop.   Seed
-------------------------------------------------------------------------------------------------------------
LTM Revenues        $214.0      20%        80%     11.0x      3.0x         $25.54            48.3%      51.7%
                                15%        85%     11.0       3.0           23.28            39.7%      60.3%
                                10%        90%     11.0       3.0           21.02            29.3%      70.7%
                                 5%        95%     11.0       3.0           18.76            16.4%      83.6%
-------------------------------------------------------------------------------------------------------------

(a) Fully Diluted Shares Outstanding = 37.9 million. Net debt = $16.7 million.


SALOMONSMITHBARNEY                                                       -34-
--------------------
A MEMBER OF TRAVELERS GROUP

RECENT COMPARABLE M&A TRANSACTIONS (AS OF AUGUST 3, 1998)

5 PRECEDENT TRANSACTIONS TOOK PLACE AFTER DOW'S PROPOSAL

($ IN MILLIONS, EXCEPT PER SHARE AMOUNT)
                                                                                 Transaction Details        Acquisition Multiples
                                                                               -----------------------   ---------------------------
                                                                                 Implied Enterprise
Date Ann.           Target         Business Description      Acquiror                   Value            Sales    EBITDA       EBIT
----------  ---------------------  --------------------  -------------------   -----------------------   -----    ------      ------
07/15/98    Plant Breeding Intl    Winter wheat seed     Monsanto                       $522             19.6x        NA          NA
            Cambridge              producer and plant
                                   breeding development

06/29/98    Cargill International  Corn, sunflower and   Monsanto                      1,400              4.7x        NA          NA
            seed businesses        grape seed producer

06/29/98    Hungnong and Choong    Vegetable seed        Seminis                          NA                NA        NA          NA
            Ang Seed               producers

06/29/98    LSL Biotechnologies    Enhanced shelf life   Seminis                          27                NA        NA          NA
                                   seed producer

05/11/98    Dekalb Genetics        Corn seed producer    Monsanto                      3,918              8.4x     61.8x       80.5x

05/11/98    Delta and Pine Land    Cotton seed producer  Monsanto                      1,944             10.1x     73.6x       95.2x



SALOMONSMITHBARNEY                                                       -35-
--------------------
A MEMBER OF TRAVELERS GROUP

COMPARABLE M&A TRANSACTIONS (AS OF AUGUST 3, 1998)

10 PRECEDENT TRANSACTIONS DRIVEN BY SEED VALUATIONS WERE IDENTIFIED:

($ IN MILLIONS, EXCEPT PER SHARE AMOUNT)
                                                                    Transaction Details                   Acquisition Multiples
                                                       ---------------------------------------------   ---------------------------
                                                       Implied Enterprise
Date Acq.           Target               Acquiror             Value          Consideration             Sales    EBITDA       EBIT
----------  ---------------------  ------------------  -------------------   -----------------------   -----    ------      ------
* 04/20/98  Dinamilho Carol        Monday                      $28           N.A.                       2.3x      N.A.       N.M.
            Productos Agricolas

* 11/24/97  Agroceres (Brazil)     Monsanto                    230           N.A.                       2.1x      N.A.       N.A.

  09/16/97  Sunseed                AgrEvo                      N.A.          N.A.                       N.A.      N.A.       N.A.

  08/07/97  Pioneer Hi-Bred        DuPont                     8,570          $1,710 for 20%             4.8x     19.0x      23.6x

  12/12/96  Verncuil Holding       Monday                      N.A.          Purchased 18.75% of        N.A.      N.A.       N.A.
                                                                             Verncuil in exchange
                                                                             for Monday's European
                                                                             seed business

  10/01/96  Morgan Seeds           Monday                       27           Cash                       1.1x      N.A.       N.A.

  09/24/96  Asgrow                 Monsanto                    240           Cash                       N.A.      N.A.       N.A.
            Agronomics (Seminis)

  05/21/96  Sure Grow Group        Delta & Pine Land            70           Stock                      N.A.      N.A.       N.A.



  03/11/96  Dekalb Genetics        Monsanto                    462           $152 for 10% of voting     1.3x     11.9x      16.8x
                                                                             stock, and 39% of non-
                                                                             voting stock



  02/21/95  Delta & Pine Land      Monday Plant                N.A.          N.A.                       N.A.      N.A.       N.A.
                                   Science

                                                                             ----------------------------------------------------
                                                                             Mean                      2.3x      15.5x      20.2x
                                                                             Median                    2.1x      15.5x      20.2x
                                                                             ----------------------------------------------------

Source: Securities Data Company, Bloomberg News Services, and SEC filings.
Note: For private firms with undisclosed financial statements, Implied
      Equity Value is assumed to be Implied Enterprise Value.
* Dow AgroSciences estimates.

(CONTINUED ON NEXT PAGE)


SALOMON SMITH BARNEY                                                       -36-
--------------------
A MEMBER OF TRAVELERS GROUP

12 PRECEDENT TRANSACTIONS DRIVEN BY INTELLECTUAL PROPERTY VALUATIONS WERE
IDENTIFIED:

($ IN MILLIONS, EXCEPT PER SHARE AMOUNT)
                                                                    Transaction Details                   Acquisition Multiples
                                                       ---------------------------------------------   ---------------------------
                                                       Implied Enterprise
Date Acq.          Target                Acquiror             Value          Consideration             Sales    EBITDA       EBIT
---------  ---------------------   ------------------  -------------------   -----------------------   -----    ------      ------
04/06/98   Seed breeding program   Phytogen Seed               N.A.          N.A.                       N.A.      N.A.       N.A.
                                   (Monday & J.G.
                                   Boswell)

01/06/98   Phytogen Cotton         Monday                      N.A.          $12 in cash, breeding      N.A.      N.A.       N.A.
                                                                             materials, licenses,
                                                                             and patents

11/24/97   Mendel Biotechnology    Monsanto/ELM                $150          $30 in cash for 20%        N.A.      N.A.       N.A.


05/13/97   Mogen                   Zeneca                        75          N.A.                       11.7x     N.A.       N.A.

04/01/97   Calgene                 Monsanto                     594          $240 in cash for            3.0x     N.M.       N.M.
                                                                             remaining 45%

01/06/97   Holden                  Monsanto                   1,020          Purchase of Holden and     N.A.      N.A.       N.A.
                                                                             2 seed distributors

08/17/96   Plant Genetic Systems   Hoechst Schering             739          Purchase 75% of PGS        96.2x     N.A.       N.A.
           (PGS)                   AgrEvo

07/31/96   Calgene                 Monsanto                   1,077          $50 in cash for 5.7%       10.3x     N.M.       N.M.
                                                                             (and control)

04/08/96   Agraceius-Transgenic    Monsanto                     150          Cash                       N.A.      N.A.       N.A.
           Plant Business

01/29/96   DNA Plant Technology    Bionova (Empresas           N.A.          Contributes Bionova for    N.A.      N.A.       N.A.
                                   La Moderna)                               70% in new entity

06/28/95   Calgene                 Monsanto                    N.A.          Acq. of 49.9% stake for    N.A.      N.A.       N.A.
                                                                             $30 + contribution of
                                                                             patents and equity
                                                                             interest in Gargiulo

01/06/94   Monday Plant Science    Monday                      N.A.          $7 in cash + shares for    N.A.      N.A.       N.A.
                                                                             29.5% interest


                                                                             ----------------------------------------------------
                                                                             Mean(1)                    8.3x      N.A.       N.A.
                                                                             Median(1)                 10.3x      N.A.       N.A.
                                                                             ----------------------------------------------------

Source: Securities Data Company, Bloomberg News Services, and SEC filings.
Note: For private firms with undisclosed financial statements, Implied
      Equity Value is assumed to be Implied Enterprise Value.
(1) Does not include outlier (PGS)


SALOMON SMITH BARNEY                                                       -37-
--------------------
A MEMBER OF TRAVELERS GROUP